AMRESCO, INC.
               Exhibit 21. - Subsidiaries of the Registrant

Name
11 South LaSalle, LLC
ACLC Funding Corp.
AFBT I, LLC
AFBT II, LLC
AFC Equities Investors, Inc.
AFC Equities Management, Inc.
AFC Equities, L.P.
AFLQ, S. de R.L. de C.V.
Alpine, Inc.
AM Servicios de Personal, S.A. de C.V.
AMREIT Holdings, Inc.
AMREIT Managers G.P., Inc.
AMREIT Managers, L.P.
AMRESCO 1994-N2, Inc.
AMRESCO Atlanta Industrial, Inc.
AMRESCO Builders Funding Corp.
AMRESCO Canada Inc.
AMRESCO Canada, L.P.
AMRESCO Capital Conduit Corporation
AMRESCO Capital Limited, Inc.
AMRESCO Capital, L.P.
AMRESCO CMF, Inc.
AMRESCO Commercial Finance, Inc.
AMRESCO Commercial Mortgage Funding I Corporation
AMRESCO Commercial Mortgage Funding, L.P.
AMRESCO de Mexico Equities, S.A. de C.V.
AMRESCO Equities Canada Inc.
AMRESCO Equity Investments II, Inc.
AMRESCO Equity Investments, Inc.
AMRESCO Finance America Corporation
AMRESCO Financial I, Inc.
AMRESCO Financial I, L.P.
AMRESCO Funding Canada Inc.
AMRESCO Germany I GmbH
AMRESCO Independence Funding, Inc.
AMRESCO Insurance Services, Inc.
AMRESCO Investments, Inc.
AMRESCO Japan, Inc.
AMRESCO Jersey Ventures Limited
AMRESCO Leasing Corporation
AMRESCO Management, Inc.
AMRESCO MBS-II, Inc.
AMRESCO Mexico S.A. de C.V.
AMRESCO Mortgage Capital Limited-I, Inc.
AMRESCO Mortgage Capital, Inc.
AMRESCO Mortgage Services Limited, Inc.
AMRESCO New England II, Inc.
AMRESCO New England II, L.P.
AMRESCO New England, Inc.
AMRESCO New England, L.P.
AMRESCO New Hampshire, Inc.
AMRESCO New Hampshire, L.P.
AMRESCO Overseas, Inc.
AMRESCO Portfolio Investments, Inc.
AMRESCO Principal Managers I, Inc.
AMRESCO Principal Managers II, Inc.
AMRESCO Residential Capital Markets, Inc.
AMRESCO Residential Mortgage Corporation
AMRESCO Residential Properties, Inc.
AMRESCO Residential Securities Corporation
AMRESCO Retail Ventures I Limited
AMRESCO Retail Ventures II Limited
AMRESCO Securities, Inc.
AMRESCO Services Canada Inc.
AMRESCO Services, L.P.
AMRESCO UK Holdings Limited
AMRESCO UK Limited
AMRESCO UK Ventures II Limited
AMRESCO UK Ventures Limited
AMRESCO Ventures, Inc.
AMRESCO-Institutional, Inc.
AMRESCO-MBS I, Inc.
AMRESCO-MBS III, Inc.
AMRESCO/CPC Joint Venture
BCS Asset Management Corporation
BCS Management Corp. I
BEI 1992-N1, Inc.
BEI 1993-N3, Inc.
BEI 1994-N1, Inc.
BEI Multi-Pool, Inc.
BEI Portfolio Investments, Inc.
BEI Portfolio Managers, Inc.
BEI SanJac, Inc.
BEI/RITZ Joint Venture #1
BEI/RITZ Joint Venture #2
CLC Funding Corp.
Commonwealth Trust Deed Services, Inc.
Express Funding, Inc.
Finance America Corporation
Granite Equities, Inc.
HF Acquisition Sub, Inc.
Holliday Fenoglio Fowler, L.P.
Independence Funding Holding Company, LLC
Independence Funding Holding Corporation
Kennard Court (Home Reversions) Limited
Leadenhall Residential II Limited
Leadenhall Residential Limited
Mortgage Investors Corporation
Noble Building Investors, LLC
Oak Cliff Financial, Inc.
Oakmont Land Three, L.P.
Old Midland House Limited
PLT (Brampton) Limited
PLT (Newcastle Development) Limited
PLT (Property) Limited
PLT Limited
PLT Nominees Limited
Preston Hollow Asset Holdings, Inc.
Quality Funding, Inc.
Scottsdale Inn, L.L.C.
The PavilionAsia Co., Ltd.
Undiscovered Managers, LLC